Exhibit 99.1

Apple REIT Seven

SEPTEMBER 30, 2011

APPLE REIT SEVEN 2011 THIRD QUARTER

DEAR SHAREHOLDER

GLADE M. KNIGHT

Operations among the 51 hotels that comprise the Apple REIT Seven, Inc. portfolio improved during the third quarter of this year as compared to the same period of 2010. I believe the conservative approach to hotel ownership implemented when the Company was formed allowed us to remain profitable and successfully weather the recent national economic downturn. Travel experts have reported that current trends indicate the hotel industry is on a strong path to recovery and as such, I am optimistic the remainder of 2011 will show continued improvement and 2012 will be a good year for our Company.

The Apple REIT Seven portfolio of hotels is diversified across 18 states and although the strength of recovery among our hotels has varied by market, we are pleased to report improvements in operations for the portfolio as a whole during the third quarter of this year. For the three- and nine-month periods ending September 30, 2011, our hotels reported an average occupancy of 78 percent and 75 percent, average daily rate (ADR) of $111 for both periods, and revenue per available room (RevPAR) of $86 and $83, respectively. As compared to results for the same nine-month period of 2010, occupancy for this year was up approximately three percent, ADR was up two percent and RevPAR was up by approximately five percent. Despite the lack of significant improvement in our national economy since the recession, hotel industry analysts report increases in demand for hotel rooms due in part to the relatively small number of new hotels entering the supply side. As these lodging fundamentals further improve, we anticipate additional opportunities for improving nightly rates.

Funds from operations (FFO) for the third quarter of 2011 totaled $16.9 million, or $0.19 per share, ahead of FFO achieved during the same period of 2010 of $16.7 million, or $0.18 per share. For the nine-month period ending September 30, 2011, FFO totaled $47.0 million, or $0.51 per share, ahead of results for the same period last year of $46.8 million, or $0.50 per share. Based on current trends within the Company’s markets, we remain on track to achieve anticipated FFO for the year ended December 31, 2011, of $58 to $63 million, or approximately $0.63 to $0.69 per share, and net income of approximately $24 to $29 million, or $0.26 to $0.31 per share. The current annualized distribution rate is $0.77 per share. The Company paid shareholder distributions of $0.19 per share for the third quarter of this year and $0.58 per share year-to-date through September 30, 2011.

Since Apple REIT Seven’s initial closing through September 30, 2011, we have distributed approximately $354 million to shareholders—$4.57 per share—and achieved MFFO of approximately $282 million and net income of approximately $145 million.(A) The Company has strategically invested approximately $59 million in capital improvements, maintaining the exceptional quality for which the Marriott® and Hilton® brands are known, and today our balance sheet remains among the strongest in our industry, with approximately 17 percent debt as compared to our total initial capitalization. I believe the Company is well-poised for future progress. Thank you for your investment in Apple REIT Seven.

Sincerely,
Glade M. Knight,
Chairman and Chief Executive Officer

STATEMENTS OF OPERATIONS (Unaudited)

(In thousands except statistical data)	Three months ended Sept. 30, 2011	Three months ended Sept. 30, 2010	Nine months ended Sept. 30, 2011	Nine months ended Sept. 30, 2010

REVENUES
Room revenue	$50,920	$48,238	$145,258	$139,227
Other revenue	4,907	4,592	14,924	14,102

Total revenue	$55,827	$52,830	$160,182	$153,329

EXPENSES
Direct operating expense	$14,535	$13,767	$42,598	$39,889
Other hotel operating expenses	20,493	19,294	59,359	57,229
General and administrative	1,269	1,153	3,783	3,847
Depreciation	8,491	8,304	25,641	24,856
Interest expense, net	2,602	1,906	7,430	5,578

Total expenses	$47,390	$44,424	$138,811	$131,399

NET INCOME
Net income	$8,437	$8,406	$21,371	$21,930

Net income per share	$0.09	$0.09	$0.23	$0.24

FUNDS FROM OPERATIONS (A)
Net income	$8,437	$8,406	$21,371	$21,930
Depreciation of real estate owned	8,491	8,304	25,641	24,856

Funds from operations	$16,928	$16,710	$47,012	$46,786

FFO per share	$0.19	$0.18	$0.51	$0.50

WEIGHTED-AVERAGE SHARES OUTSTANDING	91,356	92,465	91,562	92,846

OPERATING STATISTICS
Occupancy	78%	76%	75%	73%
Average daily rate	$111	$108	$111	$109
RevPAR	$86	$82	$83	$79
Number of hotels	51	51
Distributions per share	$0.19	$0.19	$0.58	$0.58

BALANCE SHEET HIGHLIGHTS (Unaudited)

(In thousands)		September 30, 2011		December 31, 2010

ASSETS
Investment in real estate, net		$852,394		$872,169
Other assets		23,037		19,798

Total assets		$875,431		$891,967

LIABILITIES AND SHAREHOLDERS’ EQUITY
Notes payable		$167,648		$148,017
Other liabilities		12,433		10,650

Total liabilities		180,081		158,667
Total shareholders’ equity		695,350		733,300

Total liabilities & shareholders’ equity		$875,431		$891,967

(A) Funds from operations (FFO) is defined as net income (computed in accordance with generally accepted accounting principles – GAAP) excluding gains and losses from sales of depreciable property, plus depreciation and amortization. Modified FFO (MFFO) excludes any gain or loss from settlement of a contingency. The Company considers FFO and MFFO in evaluating property acquisitions and its operating performance and believes that FFO and MFFO should be considered along with, but not as an alternative to, net income and cash flows as a measure of the Company’s activities in accordance with GAAP. FFO and MFFO are not necessarily indicative of cash available to fund cash needs. The difference in net income and MFFO for January 2006 through September 2011 is depreciation of real estate owned of approximately $140 million and a gain from the settlement of a contingency of $3 million.

The financial information furnished reflects all adjustments necessary for a fair presentation of financial position at September 30, 2011, and the results of operations for the interim periods ended September 30, 2011. Such interim results are not necessarily indicative of the results that can be expected for the full year. The accompanying financial statements should be read in conjunction with the audited financial statements and related notes appearing in the Apple REIT Seven, Inc. 2010 Annual Report.

MARKET DIVERSITY
Portfolio of hotels

STATE / CITY
ALABAMA
Auburn, Birmingham, Dothan (2), Huntsville (3), Montgomery (2), Montgomery/Prattville, Troy
ARIZONA
Tucson
CALIFORNIA
Agoura Hills, San Diego (2), San Diego/Rancho Bernardo (2)
COLORADO
Denver/Highlands Ranch (2)
FLORIDA
Lakeland, Miami (2), Sarasota, Tallahassee
GEORGIA
Columbus (3), Macon
IDAHO
Boise
LOUISIANA
New Orleans
MISSISSIPPI
Hattiesburg, Tupelo
NEBRASKA
Omaha
NEW JERSEY
Cranford, Mahwah
NEW YORK
Islip/Ronkonkoma
OHIO
Cincinnati/Milford
TENNESSEE
Memphis
TEXAS
Addison, Brownsville, El Paso, Houston, San Antonio (2), Stafford
UTAH
Provo
VIRGINIA
Alexandria, Richmond
WASHINGTON
Seattle/Kirkland, Seattle/Lake Union, Vancouver

CORPORATE HEADQUARTERS
814 East Main Street Richmond, Virginia 23219 (804) 344-8121 (804) 344-8129 FAX www.applereitseven.com

INVESTOR INFORMATION
For additional information about the company, please contact: Kelly Clarke, Director of Investor Services (804) 727-6321 or kclarke@applereit.com

CORPORATE PROFILE

Apple REIT Seven, Inc. is a real estate investment trust (REIT) focused on the ownership of hotels that generate attractive returns for our shareholders. Our hotels operate under the Courtyard® by Marriott®, Fairfield Inn® by Marriott®, Fairfield Inn & Suites® by Marriott®, Residence Inn® by Marriott®, SpringHill Suites® by Marriott®, TownePlace Suites® by Marriott®, Marriott® Hotels & Resorts, Homewood Suites by Hilton®, Hilton Garden Inn® and Hampton Inn® brands. Our portfolio consists of 51 hotels with 6,426 guestrooms in 18 states.

MISSION

Apple REIT Seven, Inc. is a premier real estate investment company committed to providing maximum value for our shareholders.

COVER: RESIDENCE INN, SAN DIEGO, CA

This quarterly report contains forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934. Such statements involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance, or achievements of the company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include: the availability and terms of financing; changes in national, regional and local economies and business conditions; competitors within the hotel industry; the outcome of future litigation and regulatory proceedings or inquiries; and the ability of the company to implement its operating strategy and to manage planned growth.

In addition, the timing and amounts of distributions to common shareholders are within the discretion of the company’s board of directors. Although the company believes that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate; therefore, there can be no assurance that such statements included in this quarterly report will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by the company or any other person that the results or conditions described in such statements or the objectives and plans of the company will be achieved.

“Marriott®,” “Courtyard® by Marriott®,” “SpringHill Suites® by Marriott®,” “Fairfield Inn® by Marriott®,” “Fairfield Inn & Suites® by Marriott®,” “TownePlace Suites® by Marriott®” and “Residence Inn® by Marriott®” are each a registered trademark of Marriott International, Inc. or one of its affiliates. All references to “Marriott” mean Marriott International, Inc. and all of its affiliates and subsidiaries and their respective officers, directors, agents, employees, accountants and attorneys. Marriott is not responsible for the content of this report, whether relating to the hotel information, operating information, financial information, Marriott’s relationship with Apple REIT Seven or otherwise. Marriott was not involved in any way whether as an “issuer” or “underwriter” or otherwise in the Apple REIT Seven offering and received no proceeds from the offering. Marriott has not expressed any approval or disapproval regarding this report, and the grant by Marriott of any franchise or other rights to Apple REIT Seven shall not be construed as any expression of approval or disapproval. Marriott has not assumed and shall not have any liability in connection with this report.

“Hampton Inn®,” “Hilton Garden Inn®” and “Homewood Suites by Hilton®” are each a registered trademark of Hilton Worldwide or one of its affiliates. All references to “Hilton” mean Hilton Worldwide and all of its affiliates and subsidiaries, and their respective officers, directors, agents, employees, accountants and attorneys. Hilton is not responsible for the content of this report, whether relating to hotel information, operating information, financial information, Hilton’s relationship with Apple REIT Seven, or otherwise. Hilton was not involved in any way, whether as an “issuer” or “underwriter” or otherwise, in the Apple REIT Seven offering and received no proceeds from the offering. Hilton has not expressed any approval or disapproval regarding this report, and the grant by Hilton of any franchise or other rights to Apple REIT Seven shall not be construed as any expression of approval or disapproval. Hilton has not assumed and shall not have any liability in connection with this report.

FAIRFIELD
INN & SUITES
Marriott
Marriott
Residence Inn

FROM LEFT TO RIGHT, TOP TO BOTTOM: FAIRFIELD INN & SUITES, COLUMBUS, GA; SPRINGHILL SUITES, ADDISON, TX; HILTON GARDEN INN, HIGHLANDS RANCH, CO; MARRIOTT, RICHMOND, VA; COURTYARD, RANCHO BERNARDO, CA; RESIDENCE INN, SEATTLE, WA